Sub-Item 77Q1(b).1
Text of Proposals Described in Sub-Item 77D
Janus Enterprise Fund
2-34393, 811-1879





                              Janus Investment Fund
                              Janus Enterprise Fund

                         Supplement dated July 25, 2003
                        to currently effective Prospectus

Janus Enterprise Fund is classified as a diversified fund under the Investment Company Act of 1940.


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Sub-Item 77Q1(b).2
Text of Proposals Described in Sub-Item 77D
Janus Enterprise Fund
2-34393, 811-1879




                              Janus Investment Fund
                              Janus Enterprise Fund

                         Supplement Dated July 25, 2003
           to Currently Effective Statement of Additional Information

The following replaces the information in the "Classification" section of the Statement of Additional Information:

Each Fund is a series of the Trust, an open-end, management investment company. The Investment Company Act of 1940 ("1940 Act") classifies mutual funds as either diversified or nondiversified. Janus Olympus Fund, Janus Orion Fund, Janus Global Technology Fund, Janus Global Value Fund and Janus Special Equity Fund are classified as nondiversified. The nondiversified Funds will be operated in a manner consistent with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Janus Enterprise Fund, Janus Fund, Janus Mercury Fund, Janus Global Life Sciences Fund, Janus Worldwide Fund, Janus Balanced Fund, Janus Core Equity Fund, Janus Growth and Income Fund, Janus Risk-Managed Stock Fund, Janus Flexible Income Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund and Janus Federal Tax Exempt Fund are diversified funds.

The  following   replaces   paragraph  (1)  in  the  "Investment   Policies  And
Restrictions  Applicable  To All Funds"  section of the  Statement of Additional
Information:

(1) With respect to 75% of its total assets, Janus Enterprise Fund, Janus Fund, Janus Mercury Fund, Janus Global Life Sciences Fund, Janus Worldwide Fund, Janus Balanced Fund, Janus Core Equity Fund, Janus Growth and Income Fund, Janus Risk-Managed Stock Fund, Janus Flexible Income Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund and Janus Federal Tax-Exempt Fund may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.

Sub-Item 77Q1(b).3
Text of Proposals Described in Sub-Item 77D
Janus Olympus Fund
2-34393, 811-1879




                              Janus Investment Fund

                               JANUS OLYMPUS FUND
                        SUPPLEMENT DATED DECEMBER 5, 2003
                        TO CURRENTLY EFFECTIVE PROSPECTUS

The following supplements the information in the "Investment Objectives, Principal Investment Strategies and Risks" section of the Prospectus:

Janus Olympus Fund is now classified as a diversified fund under the Investment Company Act of 1940.

Sub-Item 77Q1(b).4
Text of Proposals Described in Sub-Item 77D
Janus Olympus Fund
2-34393, 811-1879



                              Janus Investment Fund

                               JANUS OLYMPUS FUND
                        SUPPLEMENT DATED DECEMBER 5, 2003
           TO CURRENTLY EFFECTIVE STATEMENT OF ADDITIONAL INFORMATION

The following replaces the information in the "Classification" section of the Statement of Additional Information:

Each Fund is a series of the Trust, an open-end, management investment company. The Investment Company Act of 1940 ("1940 Act") classifies mutual funds as either diversified or nondiversified. Janus Orion Fund, Janus Global Technology Fund, Janus Global Opportunities Fund and Janus Special Equity Fund are classified as nondiversified. The nondiversified Funds will be operated in a manner consistent with the diversification requirements of Subchapter M of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the 'Code'). Janus Fund, Janus Enterprise Fund, Janus Mercury Fund, Janus Olympus Fund, Janus Global Life Sciences Fund, Janus Worldwide Fund, Janus Balanced Fund, Janus Core Equity Fund, Janus Growth and Income Fund, Janus Risk-Managed Stock Fund, Janus Flexible Income Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund and Janus Federal Tax Exempt Fund are diversified funds.

The  following   replaces   paragraph  (1)  in  the  "Investment   Policies  and
Restrictions   Applicable  to  All  Portfolios"  section  of  the  Statement  of
Additional Information:

(1) With respect to 75% of its total assets, Janus Fund, Janus Enterprise Fund, Janus Mercury Fund, Janus Olympus Fund, Janus Global Life Sciences Fund, Janus Worldwide Fund, Janus Balanced Fund, Janus Core Equity Fund, Janus Growth and Income Fund, Janus Risk-Managed Stock Fund, Janus Flexible Income Fund, Janus High-Yield Fund, Janus Short-Term Bond Fund and Janus Federal Tax Exempt Fund may not purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities, and other investment companies) if: (a) such purchase would, at the time, cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would, at the time, result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.